EXHIBIT 4.5


                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement (this "Agreement"), dated as of April 18, 2005, between Multi-Channel Holdings, Inc. (the "Pledgee") and Island Pacific, Inc., a Delaware corporation (the "Company" or the "Pledgor", as applicable).

                                   BACKGROUND

         The Company has entered into a Note Purchase Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Note Purchase Agreement"), pursuant to which the Pledgee provides or will provide certain financial accommodations to the Company.

         In order to induce the Pledgee to provide or continue to provide the financial accommodations described in the Note Purchase Agreement, the Pledgor has agreed to pledge and grant a security interest in the Pledged Collateral described herein to the Pledgee on the terms and conditions set forth herein and to deliver the certificates for the Pledged Collateral if and when the now existing security interest and pledge in favor of Laurus (as such term is defined in the Note Purchase Agreement) on the Pledged Collateral is released.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. All capitalized terms used herein which are not defined shall have the meanings given to them in the Note Purchase Agreement.

         2. PLEDGE AND GRANT OF SECURITY INTEREST. To secure the full and punctual payment and performance of (the following clauses (a) and (b), collectively, the "Indebtedness") (a) the obligations under the Note Purchase Agreement and the Related Agreements referred to in the Note Purchase Agreement (the Note Purchase Agreement and the Related Agreements, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the "Documents") and (b) all other indebtedness, obligations and liabilities of the Pledgor to the Pledgee whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Indebtedness, or of any instrument evidencing any of the Indebtedness or of any Pledged Collateral therefor or of the existence or extent of such Pledged Collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against the Pledgor under Title 11, United States Code, including, without limitation, obligations or indebtedness of the Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Indebtedness but for the commencement of such case), the Pledgor hereby pledges, assigns, hypothecates and grants a security interest to Pledgee in all of the following (the "Pledged Collateral"):

             (a) the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests acquired by the Pledgor, the "Pledged Stock"), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

             (b) all additional shares of stock of any issuer (each, an "Issuer") of the Pledged Stock from time to time acquired by the Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Pledged Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

             (c) all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

         3. DELIVERY OF PLEDGED COLLATERAL. Within two (2) Business Days following payment in full of the Laurus Indebtedness and re-delivery of the shares representing the Pledged Collateral by Laurus, all certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. The Pledgor hereby authorizes the Issuer upon demand by the Pledgee after payment in full of the Laurus Indebtedness to deliver any certificates, instruments or other distributions issued in connection with the Pledged Collateral directly to the Pledgee, in each case to be held by the Pledgee, subject to the terms hereof. Upon an Event of Default (as defined below) under the Note that has occurred and is continuing beyond any applicable grace period, the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Stock. In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

         4. REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR. The Pledgor jointly and severally represents and warrants to the Pledgee as of the date hereof that except as set forth in the Disclosure Schedule attached to and made part of the Note Purchase Agreement, which Disclosure Schedule is incorporated hereby by reference:

             (a) the execution, delivery and performance by the Pledgor of this Agreement and the pledge of the Pledged Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Pledgor;

             (b) this Agreement constitutes the legal, valid, and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and general principles of equity that restrict the availability of equitable or legal remedies;

             (c) (i) all Pledged Stock owned by the Pledgor is set forth on Schedule A hereto and (ii) the Pledgor is the direct and beneficial owner of each share of the Pledged Stock;

             (d) all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

             (e) no consent or approval of any Person (other than approval by Laurus of the terms of the Subordination Agreement) is or will be necessary for
(i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of the rights with respect to the Pledged Collateral as set forth herein (iii) the pledge and assignment of, and the grant of a security interest in, the Pledged Collateral hereunder, except in the case of each of clauses (i),
(ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect on the Pledgee's practical ability to realize upon the Pledged Collateral granted to it;

             (f) there are no pending or, to the best of Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Pledged Collateral;

             (g) the Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Pledged Collateral to the Pledgee in accordance with the terms of this Agreement.

             (h) the Pledgor owns each item of the Pledged Collateral and, except for the pledge and security interest granted to Pledgee hereunder and the existing pledge and security interest in favor of Laurus, the Pledged Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, "Liens").

             (i) there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

             (j) none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

             (k) the pledge and assignment of the Pledged Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of the Pledgor in the Pledged Collateral as contemplated by this Agreement.

             (l) The Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of each Issuer.

         5. COVENANTS. The Pledgor jointly and severally covenants that, until the Indebtedness shall be satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

             (a) No Pledgor will sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Pledged Collateral or any interest therein; nor will the Pledgor create, incur or permit to exist any Lien with respect to any of the Pledged Collateral or the proceeds thereof other than those Lien already existing or that Lien created hereby.

             (b) The Pledgor will, at its expense, defend Pledgee's right, title and security interest in and to the Pledged Collateral against the claims of any other party other than Laurus.

             (c) The Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Pledgee upon the occurrence of an Event of Default, after repayment of the Laurus Indebtedness and delivery of the shares representing the Pledged Collateral, irrevocable proxies in respect of the Pledged Collateral in form satisfactory to Pledgee. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all shares of Pledged Collateral then registered in the Pledgor's name.

             (d) No Pledgor will consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of the Issuer; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Pledged Collateral pursuant to this Agreement.

         6. VOTING RIGHTS AND DIVIDENDS. In addition to the Pledgee's rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, after repayment of the Laurus Indebtedness, the Pledgee shall (i) be entitled to vote the Pledged Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Pledged Collateral (the Pledgor hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of the Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Pledged Collateral. Subject to the prior rights of Laurus, no Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and, provided, further, that the Pledgor shall give at least five (5) days' written notice of the manner in which such Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, after repayment of the Laurus Indebtedness, all dividends and all other distributions in respect of any of the Pledged Collateral, shall be delivered to the Pledgee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of any other Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

         7. EVENT OF DEFAULT. An Event of Default shall be deemed to have occurred and may be declared by the Pledgee upon the happening of any of the following events:

             (a) An "Event of Default" under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

             (b) The Pledgor shall default in the performance of any of its obligations under any agreement between the Pledgor and Pledgee, including, without limitation, this Agreement, and such default (other than a default under Section 3 of this Agreement, as to which no cure period will be allowed) shall not be cured for a period of fifteen (15) business days after the occurrence thereof; provided that, if such breach is of a nature that it can not be cured within fifteen (15) days and Pledgor, with written notice to and the consent of the Pledgee, has taken reasonable steps to cure such default within fifteen (15) days, the Pledgor will have a commercially reasonable amount of time to cure such breach before such breach shall be deemed an Event of Default;

             (c) Any representation or warranty of the Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

             (d) Other than an action by Laurus, any portion of the Pledged Collateral is subjected to levy of execution, attachment, distraint or other judicial process; or any portion of the Pledged Collateral is the subject of a claim (other than by the Pledgee) of a Lien or other right or interest in or to the Pledged Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

             (e) The Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors,
(iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty
(60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

         8. REMEDIES. In case an Event of Default shall have occurred and be declared by the Pledgee, the Pledgee may after expiration of applicable cure periods, subject to the prior rights of Laurus:

             (a) Transfer any or all of the Pledged Collateral into its name, or into the name of its nominee or nominees;

             (b) Exercise all corporate rights with respect to the Pledged Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine and account for property actually received by it; and

             (c) Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Pledged Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

         All moneys received by the Pledgee hereunder whether upon sale of the Pledged Collateral or any part thereof or otherwise shall be held by the Pledgee and applied by it as provided in Section 10 hereof. No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Pledgee shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of California regardless of the jurisdiction in which enforcement hereof is sought.

         9. PRIVATE SALE. The Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Pledged Collateral) a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold in a public sale. The Pledgor agrees that the Pledgee has no obligation to delay sale of any Pledged Collateral for the period of time necessary to permit the Issuer to register the Pledged Collateral for public sale under the Securities Act.

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         10. PROCEEDS OF SALE. The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Pledged Collateral by or on behalf of the Pledgee shall be applied by the Pledgee as follows:

             (a) First, to the payment of all costs, reasonable expenses and charges of the Pledgee and to the reimbursement of the Pledgee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Pledged Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Pledged Collateral), the expenses of any taking, attorneys' fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

             (b) Second, to the payment of the Indebtedness, in whole or in part, in such order as the Pledgee may elect, whether or not such Indebtedness is then due;

             (c) Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-504(1)(c) of the UCC; and

             (d) Fourth, to the extent of any surplus to the Pledgors or as a court of competent jurisdiction may direct.

         In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, the Pledgor shall be jointly and severally liable for the deficiency plus the costs and fees of any attorneys employed by Pledgee to collect such deficiency.

         11. WAIVER OF MARSHALING. The Pledgor hereby waives any right to compel any marshaling of any of the Pledged Collateral.

         12. NO WAIVER. Any and all of the Pledgee's rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of the Pledgor, (b) the release or substitution of any item of the Pledged Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Indebtedness. The Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee's right to take any action against the Pledgor or to exercise any other power of sale, option or any other right or remedy.

         13. EXPENSES. The Pledged Collateral shall secure, and the Pledgor shall pay to Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys' fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Pledged Collateral or any other Pledged Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Indebtedness.

         14. THE PLEDGEE APPOINTED ATTORNEY-IN-FACT AND PERFORMANCE BY THE PLEDGEE. Upon the occurrence of an Event of Default, which has not been cured, the Pledgor hereby irrevocably constitutes and appoints the Pledgee as such Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, but subject to the prior rights of Laurus, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Pledged Collateral into the Pledgee's name. The Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If the Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Pledgors as provided in Section 10 hereof.

         15. WAIVERS. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         16. RECAPTURE. Notwithstanding anything to the contrary in this Agreement, if the Pledgee receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgee, the Pledgor's obligations to the Pledgee shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Pledgee, which payment shall be due on demand.

         17. CAPTIONS. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

         18. MISCELLANEOUS.

             (a) This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

             (b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

             (c) In the event that any provision of this Agreement or the application thereof to the Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

             (d) This Agreement shall be binding upon the Pledgor, and the Pledgor's successors and assigns, and shall inure to the benefit of the Pledgee and its successors and assigns.

             (e) Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Note Purchase Agreement.

             (f) This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

             (g) THE PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF CALIFORNIA FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN THE COUNTY OF CALIFORNIA, STATE OF CALIFORNIA. THE PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF CALIFORNIA OR THE SOUTHERN DISTRICT OF CALIFORNIA BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

             (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                         ISLAND PACIFIC, INC.


                                         By: /s/ M. Tomczak
                                         ---------------------------------------
                                         Name: Mike Tomczak
                                         Title: President


                                         MULTI-CHANNEL HOLDINGS, INC.


                                         By: /s/ Prescott Ashe
                                         ---------------------------------------
                                         Name: Prescott Ashe
                                         Title: Managing Director


                                    SCHEDULE A TO THE STOCK PLEDGE AGREEMENT

                                                   PLEDGED STOCK

---------------------------- ---------------------- -------------- ----------------- ----------------- ---------------
                                                                        STOCK
                                                      CLASS OF       CERTIFICATE                         NUMBER OF
PLEDGOR                             ISSUER              STOCK           NUMBER          PAR VALUE          SHARES
---------------------------- ---------------------- -------------- ----------------- ----------------- ---------------
Island Pacific, Inc.         Page Digital              1,000               1             $0.0001           1,000
                             Incorporated
---------------------------- ---------------------- -------------- ----------------- ----------------- ---------------
Island Pacific, Inc.         IP Retail                 1,000               1             $0.0001           1,000
                             Technologies
                             International, Inc.
---------------------------- ---------------------- -------------- ----------------- ----------------- ---------------
Island Pacific, Inc.         Sabica Ventures, Inc.   125,000              12           No par value      125,000
---------------------------- ---------------------- -------------- ----------------- ----------------- ---------------




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